EXHIBIT 2.2

Exhibit C

                            Form of Right Certificate


Certificate No. R-_______                                       _______ Rights


NOT EXERCISABLE AFTER MARCH 14, 2006 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate

                             FIRST TEAM SPORTS, INC.


         This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitle the holder to thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 15, 1996 (the "Rights Agreement"), between FIRST TEAM SPORTS, INC., a Minnesota corporation (the "Company"), and NORWEST BANK MINNESOTA, N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 P.M. (Minneapolis time) on March 14, 2006 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one-hundredth (1/100) of a fully paid, non-assessable share of Series A Preferred Stock, (the "Preferred Stock") of the Company, at a purchase price of $55.00 per one-hundredth (1/100) of a share (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price set forth above, are the number and Exercise Price as of March 15, 1996, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Exercise Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the occurrence of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one-hundredths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights unexercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (A) the tenth day following the Stock Acquisition Date (such time period may be extended pursuant to the Rights Agreement) or (B) the Final Expiration Date (as defined in the Rights Agreement), and (ii) may be exchanged in whole or in part for Preferred Stock or shares of the Company's Common Stock, par value $.01 per share.

         No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated:

ATTEST:                                      FIRST TEAM SPORTS, INC.

By:                                          By:
   Its:                                         Its:

Countersigned:

NORWEST BANK MINNESOTA, N.A.
as Rights Agent


By:
   Its:



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                    Form of Reverse Side of Right Certificate


                               FORM OF ASSIGNMENT


                   (To be executed by the registered holder if
                    such holder desires to transfer the Right
                                  Certificate.)


FOR VALUE RECEIVED _____________________________________________
hereby sells, assigns and transfers unto


                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Dated: _______________, ____



                                                     Signature


THE SIGNATURES TO THIS FORM OF ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS RIGHT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE MEDALLION GUARANTEED BY AN ELIGIBLE INSTITUTION AS DEFINED IN SECTION 240.17 Ad-15 OF THE SECURITIES EXCHANGE ACT OF 1934.

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate)

To FIRST TEAM SPORTS, INC.

         The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Right Certificate to purchase the Preferred Stock issuable upon exercise of such Rights and requests that certificates for such Preferred Stock be issued in the name of:

Please insert social security
or other identifying number

                         --------------------------------------------------
                                          (Please print name and address)
                         --------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

                         --------------------------------------------------
                                          (Please print name and address)
                         --------------------------------------------------


The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Dated:  _______________, ______


                                                     Signature


THE SIGNATURES TO THIS FORM OF ELECTION TO PURCHASE MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS RIGHT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE MEDALLION GUARANTEED BY AN ELIGIBLE INSTITUTION AS DEFINED IN SECTION 240.17 Ad-15 OF THE SECURITIES EXCHANGE ACT OF 1934.